For the Period
                                             For the Nine      From March 16,
                                             Months Ended      1996 to
                                           November 30, 1997   November 30, 1996
                                           -----------------   -----------------
Net earnings applicable to common stock    $         58,763    $         29,276
                                           =================   =================
Average shares outstanding                       44,152,698          30,207,927
                                           =================   =================
Per share amount                           $           1.33               $0.97
                                           =================   =================